Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM Industries Enters into Agreement to Settle Class Action Lawsuit

NEW YORK, NY – February 7, 2017 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced that on February 6, 2017, the Company entered into an agreement to settle all claims in the class action lawsuit Augustus et. al. v. ABM Security Services, Inc. on a class-wide basis for $110 million (pre-tax). The settlement is subject to the final approval of the Superior Court of California, Los Angeles County. The Augustus case relates to ABM’s security business which was sold in October 2015. On December 22, 2016, the California Supreme Court reversed a judgment in favor of ABM in the Appeals Court and held in favor of the plaintiffs. The amount of the original judgment in Augustus was $89.7 million and attorney’s fees of $4.5 million, with interest continuing to accrue until the judgment is satisfied. As of December 22, 2016, post-judgment interest was approximately $41.2 million.

ABM has also entered into a settlement term sheet relating to Karapetyan v. ABM Industries Incorporated and ABM Security Services, Inc. to settle the case on a class-wide basis for $5 million. Karapetyan, which also relates to ABM’s divested Security business, is a putative class action alleging that ABM violated certain California state laws relating to meal and rest breaks and other wage and hour claims. The Karapetyan settlement is contingent upon the finalization of a settlement agreement, final approval of the U.S. District Court for the Central District of California, and final approval by the Superior Court of the Augustus case.

In light of the recent decision by the Supreme Court of California in the Augustus case, and in consideration of the likely length of the appeals process as well as its uncertainty, ABM believes this settlement is in the best interests of the Company and its shareholders. The settlement does not constitute an admission of liability, culpability, negligence, or wrongdoing on the part of ABM.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "While we disagree with the decision of the California Supreme Court, we are pleased to have reached a resolution in these longstanding legal matters related to our previously-held Security business.”

Mr. Salmirs continued, “We remain excited about our 2020 Vision and continue to be on track with our long term objectives. We look forward to sharing our progress on our upcoming earnings call.”

The Company is currently evaluating the settlement’s financial impact and will provide additional details on its next quarterly conference call.

The Company expects to announce earnings results for the first fiscal quarter of 2017 on Tuesday, March 7, 2017 after market close. Details of the quarterly conference call will be announced in late February 2017.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.1 billion and over 100,000 employees in 300+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. In this context, ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative may not have the desired effects on our financial condition and results of operations; (2) we may face difficulties identifying, acquiring, and integrating businesses; (3) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings; (4) our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance costs for casualty programs; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our business success depends on our ability to preserve our long-term client relationships; (7) losses or other incidents at facilities in which we operate could cause significant damage to our reputation and financial loss; (8) our success depends on our ability to continue to gain profitable business despite competitive pressures; (9) costs that we cannot pass through to clients could affect our profitability; (10) our business may be negatively impacted by adverse weather conditions; (11) negative or unexpected tax consequences could adversely affect our results of operations; (12) we may not achieve the expected benefits from our captive insurance company; (13) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (14) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (15) our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (16) we could be subject to cyber-security risks, information technology interruptions, and business continuity risks; (17) operations in areas of military conflict expose us to additional risks; (18) general reductions in commercial office building occupancy could affect our revenues and profitability; (19) deterioration of general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (20) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (21) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (22) our participation in multiemployer pension plans could result in material liabilities; (23) future increases in the level of our borrowings or in interest rates could affect our results of operations; (24) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (25) actions of activist investors could disrupt our business; and (26) catastrophic events, disasters, and terrorist attacks could disrupt our services. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
Investor & Media Relations:	Susie A. Choi
(212) 297-9721
susie.choi@abm.com